 EXHIBIT 4.1

DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT

FOR THE SAWN LAKE AREA, ALBERTA

THIS AGREEMENT made as of the 30th day of July, 2013

AMONG:

ANDORA ENERGY CORPORATION, a body corporate, incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “Andora”)

- and -

NORTHERN ALBERTA OIL LTD., a body corporate, incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “NAOL”)

 - and -

DEEP WELL OIL & GAS (ALBERTA) LTD., a body corporate, incorporated pursuant to the laws of the Province of Alberta (hereinafter referred to as “Deep Well”)

WHEREAS:

(A)         Andora, NAOL and Deep Well are parties to the Prior Agreement, which governs the operation of a number of lands, including the Project Joint Lands;

(B)         The Parties wish to enter into three new joint operating agreements, as follows:

(i) one to replace the Prior Agreement, insofar as it governs operations on the Andora Operated Prior Agreement Lands;

(ii) one to replace the Prior Agreement, insofar as it governs operations on the NAOL Operated Prior Agreement Lands; and

(iii) one to replace the Joint Operating Agreement dated December 9, 2004, originally between Deep Well Oil & Gas, Inc. and 1132559 Alberta Ltd, with respect to all of the lands which are subject to it;

(C)           Andora, NAOL and Deep Well own the interests in the Project Joint Lands which are set out in Schedule “A” hereto;

(D)           The interests of NAOL in the lands on which operations are governed by the Prior Agreement are also subject to the Nearshore GOR;

(E)           Andora has proposed that the Steam Assisted Gravity Drainage (“SAGD”) Demonstration Project be carried out on the Project Joint Lands, and that the related SAGD Water Facilities be constructed on nearby lands which are currently owned 100% by Andora;

(F)           Andora has issued two Independent Operation Notices dated June 19, 2013 related to drilling of the 16-30 Production Well and the construction and installation of the Production Facility under the Prior Agreement, and extended them by a letter of extension agreement dated July 12, 2013 (as extended, the “Prior Agreement IONs”);

(G)           The Parties have agreed to approve and support the SAGD Demonstration Project, and wish to supplement and override the Prior Agreement IONs and the Prior Agreement to the extent set out below; and

(H)           The Parties have also agreed to the transfer of the Nearshore GOR and of an interest in the SAGD Water Facilities, subject to certain conditions;

 NOW THEREFORE in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.	INTERPRETATION

(a)	In this Agreement, the definitions contained in Clause 1.01 of the Operating Procedure shall apply, and in addition:

(i)	“Andora Operated Prior Agreement Lands” means:

1.	Sections 28-32, Township 91, Range 12, W5M;

2.	Section 25, Township 91, Range 13 , W5M;

3.	Section 36, Township 91, Range 13, W5M;

4.	Sections 1 and 2, Township 92, Range 13 W5M; and

5.	Sections 11, 12 and 15, Township 92, Range 13 W5M;

(ii)
“Commercial Production Phase” means that phase of operations at the Production Facility which begins after the completion of the SAGD Demonstration Project and after operations at the Production Facility have first exceeded the water disposal limit of 500,000 cubic meters per year in the absence of recycle as set out by Alberta Energy Regulator Directive 081;

(iii)	“Demonstration Project Agreement” means this Demonstration Project Joint Operating Agreement for the Sawn Lake Area of Alberta;

(iv)	“NAOL Operated Prior Agreement Lands” means all lands on which operations are governed by the Prior Agreement, other than the Andora Operated Prior Agreement Lands;

(v)
“Nearshore GOR” means the royalty payable to Andora pursuant to the Royalty Agreement (the “Nearshore GOR Agreement”) dated December 12, 2003, originally between Mikwec Energy Canada Ltd. and Nearshore Petroleum Corporation, creating a 6.5% royalty on certain lands, as amended by Minutes of Settlement dated November 26, 2007 among Deep Well Oil & Gas Inc., NAOL, Deep Well, Andora and 1350826 Alberta Ltd., pursuant to which NAOL is obligated to pay to Andora a gross overriding royalty of 3% on 40% of production from specified lands;

(vi)
“New JOA” means a new Joint Operating Agreement to govern operations on the Andora Operated Prior Agreement Lands so as to provide specifically for the development of all such lands by operations commonly known as “Steam Assisted Gravity Drainage” or “SAGD”;

(vii)
“Operating Procedure” means the 1990 CAPL Operating Procedure and the 1988 PASC Accounting Procedure, incorporating the elections described in Schedule “B” attached to the Prior Agreement, all as adopted by the Prior Agreement;

(viii)	“Party” means any party to this Agreement;

(ix)	“Prior Agreement” means the Joint Operating Agreement dated April 26, 2004 originally between Mikwec Energy Canada Limited and Maxen Petroleum Inc;

(x)
“Prior Agreement IONs” means the two independent operations notices dated June 19, 2013 related to the SAGD Demonstration Project which were issued by Andora to NAOL and Deep Well pursuant to the Prior Agreement, as they were extended by the letter extension agreement among the Parties dated July 12, 2013;

(xi)
“Production Well and Production Facility AFEs” means the Authorities for Expenditure for the drilling of the 16-30 Production Well, construction and installation of the Production Facility, and completion of the 16-30 Production Well for circulation and production which are set out in Schedules “B1”, “B2” and “B3” hereto;

(xii)	“Production Facility” means:

1.	a steam generation and injection facility, combined with an oil battery, which Andora proposes to construct at 7-30-91-12 W5M; and

2.	the initial 16-30 Steam Injection Well to which such steam generation and injection facility shall be connected; and

3.	all associated pipelines and connections,

which is more particularly described in the AFE attached hereto as Schedule B2, and which Andora proposes for the purposes of serving:

1) the proposed 01L/16-30-91-12W5M well; 2) the existing Signet et al Sawn Lake 00/16-30-91-12 W5M well; 3) two SAGD oil wells planned to be drilled and tied into the facility in 2014 as part of the SAGD Demonstration Project; and 4) potentially additional oil wells which may be tied into the facility as part of the Commercial Production Phase following a successful SAGD Demonstration Project;

(xiii)	“Project Joint Lands” means Twp 91 Rge 12 W5M: Section 30, as to all Oil Sands from the top of the Peace River to the base of the Pekisko;

(xiv)	“Proprietary Andora Technology” means the proprietary technology owned by 990550 Alberta Ltd., a wholly owned subsidiary of Andora, relating to the use of recycled water in SAGD operations;

(xv)	“SAGD Demonstration Project” means:

1.
the development project which Andora proposes to carry out on the Project Joint Lands, as more particularly described in the Production Well and Production Facility AFEs, which Andora intends to carry out during 2013 (the “2013 Phase”); together with

2.
the potential drilling of a 2nd and 3rd well pair to be tied into the Production Facility, completion of the 00/16-30-91-12 W5M well as an infield SAGD production well and its connection to the Production Facility, expansion of the Production Facilities and SAGD Water Facilities, and use of the Proprietary Andora Technology (the “2014 Phase”);

(xvi)	“SAGD Water Facilities” means all of the following, as more particularly described in the SAGD Water Facilities AFEs;

1.
The well bore for the proposed water source well to be located at 16-20-91-12 W5M (the “Water Source Well”), being lands which are held under lease as to 100% by Andora, and the right to extract water therefrom (but not including any other rights including without limitation any rights in relation to oil sands);

2.
The well bore for the proposed water disposal well to be located at 15-21-91-12 W5M (the “Water Disposal Well”), being lands which are held under lease as to 100% by Andora, and the right to dispose of water there in (but not including any other rights including without limitation any rights in relation to oil sands); and

3.	All associated pipelines and connections, including without limitation connections to the Production Facility;

(xvii)	“SAGD Water Facilities AFEs” means the Authorities for Expenditure which are set out in Schedule “F” hereto relating to the intended Water Source Well and Water Disposal Well;

(xviii)	“16-30 Production Well” means the proposed production wellbore to be drilled in 2013 at 01L/16-30-91–12 W5M, as described in the Production Well and Production Facility AFEs;

(xix)
“16-30 Steam Injection Well” means the proposed steam injection well which is intended to have the potential to serve the 16-30 Production Well, other infield wells including the 00/16-30-91-12 W5M well, and additional surrounding wells, and which is intended to be drilled in 2013 at 01U/16-30-91–12 W5M, as described in the Production Well and Production Facility AFEs;

(xx)	“2013 Cash Call” means all of the cash calls set out in Schedule “B” hereto;

(b)
With respect to definition 1(a)(iii) above, the Parties agree that nothing in this Agreement shall prejudice the right of any Party to contest the validity of the Nearshore GOR Agreement, provided that this clause 1(b) shall not permit NAOL or Deep Well to make any claim against Andora relating in any manner to the Nearshore GOR after the completion of a sale of the Nearshore GOR as contemplated by clause 8(a) hereof.

(c)	If any term or condition of the Operating Procedure conflicts with a term or condition of this Agreement, the term or condition of this Agreement shall prevail.

(d)	The headings of the clauses of this Agreement are included for convenience of reference only and shall not affect the meaning or construction of this Agreement.

(e)	Whenever the singular or masculine or neuter is used, the same shall be construed as meaning the plural or feminine or body politic or corporate or vice versa, as the context so permits.

(f)
The terms and conditions of this Agreement express and constitute the entire agreement among the parties hereto with respect to the operation of the Project Joint Lands and supersede all other agreements, representations, documents, writings and understandings among the parties hereto relating to the operation of the Project Joint Lands.

2.	EFFECTIVE DATE

This Agreement shall be effective on the date indicated on its first page.

3.	SCHEDULES

The following Schedules are attached to and incorporated in this Agreement:

(a)	Schedule “A” which describes the Project Joint Lands and Working Interests;

(b)
Schedule “B” which sets out the 1) Production Well Drilling AFE, 2) the Production Facility AFE, and 3) the Production Well Completion AFE for circulation and production, which describe the SAGD Demonstration Project, and the associated 2013 Cash Calls;

(c)	Schedule “C” which sets out the monthly charges contemplated by this Agreement;

(d)	Schedule “D”, which sets out the principal terms and conditions for the sale and purchase of the Nearshore GOR;

(e)	Schedule “E”, which sets out the principal terms and conditions for the sale and purchase of a 50% interest in the SAGD Water Facilities; and

(f)	Schedule “F” which sets out the SAGD Water Facility AFEs and associated cash calls.

OPERATING PROCEDURE

(g)
From and after the Effective Date, the Operating Procedure shall continue to govern all operations (including without limitation the SAGD Demonstration Project) on or in respect of the lands which are governed by it, including the Project Joint Lands; provided, however that this Agreement shall also apply and shall prevail over the Prior Agreement to any extent that there is any inconsistency, contradiction or conflict whatsoever between the terms of this Agreement and the terms of the Prior Agreement.

(h)	Andora shall be the Operator of the Project Joint Lands for the purposes of the SAGD Demonstration Project.

4.	THE SAGD DEMONSTRATION PROJECT – 2013 PHASE

(a)	The Prior Agreement IONs are terminated and shall be of no further force or effect.

(b)	Andora has prepared the Production Well and Production Facility AFEs, and by this agreement has issued them to NAOL and Deep Well;

(c)	Notwithstanding anything to the contrary in the Prior Agreement, each of NAOL and Deep Well irrevocably and unconditionally:

(i)
approves of the SAGD Demonstration Project as and to the extent that it is described herein, and waives any and all rights which it may have, in contract, common law or equity, to object to the SAGD Demonstration Project or any part of it as so described, or to demand compensation for or participation in it, except to the extent expressly set out herein;

(ii)
agrees and consents to the form and content of the Production Well and Production Facilities AFEs and 2013 Cash Calls in all respects, including without limitation their form and content as to the following:

1.	the various components of the SAGD Demonstration Project;

2.	separate treatment to drilling and completion costs as opposed to equipping costs;

3.	historical costs related to permits, site preparation and engineering design;

4.	the costs (including without historical limitation engineering and surface land costs) of obtaining regulatory approval of the SAGD Demonstration Project;

5.	a charge for operator overhead;

6.	timing; and

7.	fees related to the use of the Production Facility and SAGD Water Facilities as set out in Schedule “C”;

(iii)
agrees that the Production Well and Production Facility AFEs, insofar as they relate to drilling the 16-30 Production Well, will be treated as a valid independent operation notice under the Prior Agreement that was served on it on the date hereof, such that, without limitation, a penalty as contemplated by clause 1007 of the Operating Procedure, with 400% applying under item (iv) thereof, will apply if it does not elect to participate in the SAGD Demonstration Project as contemplated by this Agreement, in the manner set out in clause 7(a)(i) 1 below;

(iv)
agrees that the Production Well and Production Facility AFEs, insofar as they relate to the Production Facility, will be treated as a valid independent operation notice under the Prior Agreement that was served on it on the date hereof, and that the Production Facility shall be considered to be a “production facility” for all purposes of the Operating Procedure, including without limitation the provisions of Article XIV of the Operating Procedure, such that, without limitation, a penalty as contemplated by clause 1021 of the Operating Procedure will apply in the manner set out in clause 7(a)(i) 2 below if it does not elect to participate in the SAGD Demonstration Project as contemplated by this Agreement (with the penalty to be satisfied from Deep Well’s and NAOL’s respective shares of petroleum substances from wells in which Deep Well and NAOL have participating working interests and which are tied into the Production Facility);

(v)
accepts and agrees to pay the fees for the use of the Production Facility and the SAGD Water Facilities which are set out in Schedule “C” hereto (such fees to be credited to the Production Facility and the SAGD Water Facilities, and allocated to the parties who own such respective facilities), with respect to both:

1.	the 16-30 Production Well; and

2.
any further production wells in which it may participate which are located on lands which are or become subject to the Prior Agreement or the New JOA, to the extent they are tied into the Production Facility and the SAGD Water Facilities or either of them, respectively;

(d)
Notwithstanding anything to the contrary in the Prior Agreement, NAOL and Deep Well, acting together, shall, on or before Friday, August 30, 2013, elect whether to participate in the SAGD Demonstration Project, by giving written notice to Andora; NAOL and Deep Well shall not be entitled to separate elections, or to elect to participate in part but not all of the 2013 Phase; a failure by both NAOL and Deep Well to give a common notice shall be deemed to be an election by both to not participate;

(e)	If NAOL and Deep Well elect to participate in the SAGD Demonstration Project, then by so doing they shall also be deemed to have irrevocably:

(i)	Accepted the 2013 Cash Calls as valid cash calls pursuant to clause 503(b) of the Operating Procedure and clause 104 of the 1988 PASC Accounting Procedure which is adopted thereby; and

(ii)
Without in any way limiting their responsibilities relating to the entire SAGD Demonstration Project, promised to Andora, jointly and severally, to pay to Andora their collective participating interest share of the 2013 Cash Call in full on or before September 16, 2013;

(f)
For certainty, but not in any way so as to limit the generality of the foregoing, NAOL and Deep Well shall retain the right to audit the costs of the SAGD Demonstration Project in accordance with clause 108 of the 1988 PASC Accounting Procedure which has been adopted as a part of the Operating Procedure.  This audit right will be replaced by the corresponding audit right under the New JOA, if the New JOA is adopted.

5.	THE SAGD DEMONSTRATION PROJECT – 2014 PHASE

(a)
Andora is presently considering the 2014 Phase.  Prior to any commencement of the 2014 Phase, Andora shall provide to NAOL and Deep Well an AFE (the “2014 AFE”) and a cash call (the “2014 Cash Call”) for the 2014 Phase.

(b)
If either NAOL and Deep Well do not execute the 2014 AFE within 30 days after receiving it, or do not pay the 2014 Cash Call on or before the 20th day after its receipt of the 2014 Cash Call, then NAOL and Deep Well shall not be entitled to participate in, or object in any way to, the 2014 Phase; and

(c)
Andora may use the Proprietary Andora Technology in connection with the SAGD Demonstration Project, and if so, it shall do so at its sole risk and cost insofar as it is so used.  If Andora proposes that the Proprietary Andora Technology be used after the SAGD Demonstration Project, then the parties shall negotiate in good faith with a view to agreeing to a mutually acceptable charge to the joint interest account for such use.  Subject only the foregoing two sentences, neither NAOL nor Deep Well have or shall acquire under this Agreement any rights whatsoever in or in relation to the Proprietary Andora Technology (including without limiting the generality of the foregoing any rights of ownership or use).

6.	CONSEQUENCES OF ELECTION TO NOT PARTICIPATE, OR FAILURE TO PAY THE 2013 OR 2014 CASH CALLS BY THE DUE DATE

(a)
           If both NAOL and Deep Well have not both (A) elected to participate in the SAGD Demonstration Project in accordance with clause 5 (d) above, and (B) paid the 2013 Cash Call in full on or before September 16, 2013, then, notwithstanding anything to the contrary expressed or implied herein:

(i)
NAOL and Deep Well shall be considered for all purposes to have elected not to participate in the SAGD Demonstration Project, notwithstanding any prior election made pursuant to clause 5(d) above, such that, without limitation:

1.
Clause 1007 (a) of the Operating Procedure shall apply to the 16-30 Production Well, such that, without limitation, Andora shall be entitled to retain possession of that well and all production from it until the gross proceeds (calculated at the wellhead) from the sale of such production equals the aggregate of: (i) 100% of the royalties and other encumbrances as set out in paragraph 1007(a)(i); (ii)100% of the operating costs applicable to the well as set out in paragraph 1007 (a)(ii); (iii) 200% of the equipping costs of the well as set out in paragraph 1007(a)(iii); and (iv) a multiple of the drilling costs and completion costs of the well as set out in paragraph 1007(a)(iv), with the multiple under paragraph 1007(a)(iv) being 400%; and

2.
Clause 1021 of the Operating Procedure shall apply to the Production Facility as set out in clause 5(c) above, such that, without limitation, Andora shall be entitled to retain possession of the Production Facility and all production from all wells which would use such Production Facility, until the gross proceeds (calculated at the wellhead) from the sale of such production equals the aggregate of:  (i) 100% of the royalty and any overriding royalties or other encumbrances as set out in paragraph 1021(a)(i); (ii) 100% of the operating costs incurred with respect to such Production Facility and its utilization as set out in paragraph 1021(a)(ii); and (iii) 200% of the cost of the acquisition, construction and installation of such Production Facility, as set out in paragraph 1021(a)(iii);

and in each case the costs which Andora is entitled to include in the calculation contemplated thereby shall include all of the charges, costs and fees of whatsoever nature which are described in Schedule “C” hereto; and

(ii)	NAOL and Deep Well shall not be entitled to purchase the Nearshore GOR or an interest in SAGD Water Facilities;

(iii)
For certainly, but not in limitation, Article X of the Operating Procedure shall be inapplicable to the SAGD Demonstration Project to any extent that it conflicts with or is inconsistent with the foregoing.

(b)
           If both NAOL and Deep Well have both (A) elected to participate in the SAGD Demonstration Project in accordance with clause 5 (d) above, and (B) paid the 2013 Cash Call in full on or before September 16, 2013, but, upon receiving one or more Authorizations for Expenditure relating to the 2014 Phase as contemplated by this Agreement, do not both (C) elect to participate in any part of the 2014 Phase, and (B) make full and timely payment of any cash call issued by Andora in respect of the 2014 Phase, then, notwithstanding anything to the contrary expressed or implied herein:

(i)
Clause 1007 (a) of the Operating Procedure shall apply to the drilling of any and all production wells which are to be drilled or completed as part of the 2014 Phase, in the manner set out in clause 7(a)(i)1 above, with the multiple under paragraph 1007(a)(iv) being 400%; and

(ii)
Clauses 1021 and 1022 of the Operating Procedure shall apply to any expansion of the Production Facility and/or SAGD Water Facilities which is conducted as part of the 2014 Phase, in the manner set out in clause 7(a)(i)2 above;

and in each case the costs which Andora is entitled to include in the calculation contemplated thereby shall include all of the charges, costs and fees of whatsoever nature which are described in Schedule “C” hereto.

7.	SALE OF NEARSHORE GOR AND SAGD WATER FACILITIES

(a)
Subject to clause 7(a)(ii) and clause 9(c) of this Agreement, Andora agrees to sell to NAOL and Deep Well, and NAOL and Deep Well agree to purchase from Andora, the Nearshore GOR, on the terms and conditions set out in Schedule “D” hereto.  Immediately upon receiving payment in full of the 2013 Cash Call, Andora shall prepare and present to NAOL and Deep Well a Purchase and Sale Agreement consistent with all of the terms and conditions of this Agreement, and the parties hereto shall negotiate in good faith with a view to agreeing to such an Agreement, which may include such other terms and conditions, including without limitation representations, warranties, indemnities and conditions to close, as are consistent herewith and are customary in Alberta for a transaction of that nature and value.

(b)
Subject to clause 7(a)(ii) and clause 9(c) f this Agreement, Andora agrees to sell to NAOL and Deep Well, and NAOL and Deep Well agree to purchase from Andora, a 50% Interest in the SAGD Water Facilities, on the terms and conditions set out in Schedule “E” hereto, which for certainty include the requirement that effective as of closing NAOL and Deep Well agree to, participate in and pay any and all cash calls related to, the SAGD Water Facilities AFEs.  Immediately upon receiving payment in full of the 2013 Cash Call, Andora shall prepare and present to NAOL and Deep Well a Purchase and Sale Agreement consistent with all of the terms and conditions of this Agreement and the parties hereto shall negotiate in good faith with a view to agreeing to such an Agreement, which may include such other terms and conditions, including without limitation representations, warranties, indemnities and conditions to close, as are consistent herewith and are customary in Alberta for a transaction of that nature and value.  With reference to Schedule “E:

(i)
 the maximum historic cost that Andora shall be entitled to employ in respect of the water disposal well at 15-21 is $500,000 (on a 100% basis, such that the maximum share allocated to Deep Well and NAOL would be $250,000 for a 50% share); and

(ii)
the maximum historic cost that Andora shall be entitled to employ in respect of the water source well at 16-20 is $1,200,000 (on a 100% basis, such that the maximum share allocated to Deep Well and NAOL would be $600,000 for a 50% share);

8.	NEW JOA

(a)	The Parties agree to negotiate in good faith towards the execution and delivery on or before August 16, 2013 of:

(i)
the New JOA, which shall terminate and replace the Prior Agreement insofar as it governs operations on the Andora Operated Prior Agreement Lands, for all operations which are conducted after the effective date of the New JOA on or in respect of such lands, provided that this Demonstration Project Agreement shall continue to prevail with respect to the SAGD Demonstration Project on the basis and to the extent set out herein; and

(ii)
a corresponding agreement, which shall terminate and replace the Prior Agreement insofar as it governs operations on the NAOL Operated Prior Agreement Lands, for all operations which are conducted after the effective date of such new agreement on or in respect of such lands; and

(iii)
a corresponding agreement to replace the Joint Operating Agreement dated December 9, 2004, originally between Deep Well Oil & Gas, Inc. and 1132559 Alberta Ltd (the “December 9 Agreement”) for all operations which are conducted after the effective date of such corresponding agreement on or in respect of the lands which are currently governed by the December 9 Agreement (the “December 9 Lands”).

(b)
To the extent that any joint operating agreement or an additional operating procedure other than the Prior Agreement and the December 9 Agreement may continue to apply as among the Parties and with respect to any of the lands the operation of which is currently governed by either the Prior Agreement or the December 9 Agreement, it is terminated and all claims which any Party may have under or pursuant to it are released.

(c)
The Parties presently intend that the New JOA will adopt the 2007 CAPL Operating Procedure and the 2011 PASC Accounting Procedure, subject to a number of elections and revisions so as to specifically provide for SAGD operations.

(d)	If the New JOA has not been executed and delivered by all Parties on or before August 16 , 2013, then:

(i)	NAOL and Deep Well shall not be entitled hereunder to purchase the Nearshore GOR; and

(ii)	NAOL and Deep Well shall not be entitled hereunder to purchase the SAGD Water Facilities.

9.	COVENANTS RUNNING WITH THE LAND

The terms, covenants and conditions of this Agreement shall be covenants running with the Project Joint Lands for so long as this Agreement is in force and effect.

10.	FURTHER ASSURANCES

The parties hereto shall from time to time and at all times do all such further acts and execute and deliver all such further deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

11.	CONFIDENTIALITY

Reference is made to Article XVIII of the Operating Procedure (“Article XVIII”).  NAOL and Deep Well have advised Andora that they have entered into an agreement with MP West Canada SAS (the “Investor”) to fund certain of their obligations with respect to the SAGD Demonstration Project and will be required to provide to the Investor the information and documents received from Andora with respect to the SAGD Demonstration Project.  Andora consents to the provision of such information and documents by NAOL and Deep Well to the Investor provided that prior to such provision the Investor agrees in writing with Andora to hold all such information and documents confidentially in accordance with Article XVIII.  NAOL and Deep Well shall be responsible to Andora jointly and severally with the Investor for any breach of such agreement by the Investor or any other misuse whatsoever by the Investor of the information and documents so disclosed, provided that NAOL and Deep Well shall not be liable for consequential damages (which may include loss of profit and punitive damages).  NAOL and Deep Well acknowledge that damages will be an inadequate remedy for any such breach or misuse.

12.	INCORPORATION OF OTHER PROVISIONS OF THE PRIOR AGREEMENT

(a)	The following clauses of the Prior Agreement Operating Procedure are incorporated herein:

Clauses XV (Relationship of Parties); XVI (Force Majeure); XX (Waiver); XXII (Notice); and XXVIII (Miscellaneous).

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

NORTHERN ALBERTA OIL LTD.		ANDORA ENERGY CORPORATION

Per:		Per:
	Curtis Sparrow, President		William Ostlund, President

Per:

DEEP WELL OIL & GAS (ALBERTA) LTD.,

Per:
Curtis Sparrow, President

Per:

THIS IS SCHEDULE “A” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

PROJECT JOINT LANDS AND WORKING INTERESTS

Lands	Lease Number	Andora	NAOL	Deep Well	Total	Encumbrances

Twp 91 Rge 12 W5M : Section 30, All Oil Sands from top Peace River to Base Pekisko	Portion of Alberta Crown Oil Sands Lease 740307A365	50%	40%	10%	100%	(i) Crown Royalty (ii) GOR of 3% on 40% of production payable by NAOL to Andora

THIS IS SCHEDULE “B” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

PRODUCTION WELL AND PRODUCTION FACILITY AFES AND THE 2013 CASH CALLS

2013 AFEs - Production Well and Production Facility AFEs and the 2013 Cash Calls
Schedule B1
Operation:	Drill SAGD producing well 01L/16-30-91-12W5M
Location:	Sawn Lake 01L/16-30-91-12W5M well
Operator:	Andora Energy Corporation
Classification of Operation:	Development Well

AFE Cost Estimate (attached)	$2,547,357
Participants	Working Interest	Net Cost	Cash Call	Due
Andora Energy Corporation	50%	$1,273,678
Northern Alberta Oil Ltd.	40%	1,018,943	$1,018,943	16-Sept.-13
Deep Well Oil & Gas (Alberta) Ltd.	10%	254,736	$254,734	16-Sept.-13
		$2,547,357

Schedule B2
Operation:	Construct and install Sawn Lake Production Facility

Construct and install Sawn Lake Production Facility serving the 1) the 01L/16-30-91-12W5M well, 2) the existing Signet et al Sawn Lake 00/16-30-91-12 well, 3) potential additional one or two oil wells planned to be tied into the facility as part of the SAGD Demonstration Project, and 4) potential additional oil wells planned to be tied into the facility as part of the commercial production phase at Sawn Lake following a successful demonstration project consisting of the SAGD facility combining steam generation, oil battery and water disposal facility, and connected to the steam injection well.

Location:	Sawn Lake Production Facility at 7-30-91-12W5M including connected steam injection well at 01U/16-30-91-12W5M
Operator:	Andora Energy Corporation
Classification of Operation:	Construction Project

AFE Cost Estimate (attached):	Part 1 - SAGD Facility at 7-30-91-12W5M			$15,346,556
	Part 2 - Drill 01U/16-30-91-12W5M			2,376,707
	Part 3 - Injector completion 01U/16-30-91-12W5M			468,287
				$18,191,550

Participants	Working Interest	Net Cost	Cash Call	Due
Andora Energy Corporation	$50%	$9,095,775
Northern Alberta Oil Ltd.	40%	7,276,620	$7,276,620	16-Sept.-13
Deep Well Oil & Gas (Alberta) Ltd.	10%	1,819,155	$1,819,155	16-Sept.-13
		$18,191,550

Schedule B3 - 1
B3-1	Operation:	Complete 01L/16-30-91-12W5M for Steam Circulation
	Location:	Sawn Lake 01L/16-30-91-12W5M well
	Operator:	Andora Energy Corporation
	Classification of Operation:	Construction Project

	AFE Cost Estimate (attached)	$408,404
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$204,202
	Northern Alberta Oil Ltd.	40%	163,362	$163,362	Sept. 16/13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	40,840	$40,840	Sept. 16/13
			$408,404

Schedule B3 - 2
	Operation:	Complete 01L/16-30-91-12W5M for Production
	Location:	Sawn Lake 01L/16-30-91-12W5M well
	Operator:	Andora Energy Corporation
	Classification of Operation:	Construction Project

	AFE Cost Estimate (attached)	$882,579
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$441,290
	Northern Alberta Oil Ltd.	40%	353,032	$353,032	Sept. 16/13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	88,258	$88,258	Sept. 16/13
			$882,580

	Total Production Well and Production Facility AFEs
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$11,014,945
	Northern Alberta Oil Ltd.	40%	8,811,956	$8,811,976	Sept. 16/13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	2,202,989	$2,202,989	Sept. 16/13
			$22,029,890

THIS IS SCHEDULE “C” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

MONTHLY CHARGES RELATED TO THE SAGD DEMONSTRATION
 PROJECT AND THE SAGD WATER FACILITIES

A.	Charges for the Production Facility

•	Charges to each producing well served by the Production Facility

•	Monthly Fee consisting of:

i.	Operating cost component for Production Facility (SAGD Facility & injection wells); including cost of TCPL service and natural gas, water source and water disposal.

ii.
Capital recovery component for Production Facility (SAGD Facility and injection wells) based on amortization over 4 years during Demonstration Project Phase and over 10 years when in Commercial Production Phase.

iii.	Overhead recovery by Operator at 10% of operating expenses (excluding Crown royalties, lease rentals, cost of natural gas, operator overhead and charges for SAGD Water Facilities).

B.	Charges for the SAGD Water Facilities

•	Charges to Production Facility served by the SAGD Water Facilities

•	Monthly Fee consisting of:

i.	Operating cost component for water source well, a water disposal well, pipeline and facilities.

ii.
Capital recovery component for water source well, a water disposal well, pipeline and facilities based on amortization over 4 years during Demonstration Project Phase and over 10 years when in Commercial Production Phase.

iii.	Overhead recovery by Operator at 10% of operating expenses (excluding lease rentals and operator overhead).

THIS IS SCHEDULE “D” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

NEARSHORE GOR PURCHASE AND SALE
PRINCIPAL TERMS & CONDITIONS

PURCHASE PRICE:	The greater of:

(1) CDN $2,697,600 (being the purchase price by Andora in 2007); and

(2)  If NAOL and/or Deep Well (or any affiliate, associate or assignee thereof) purchase any portion of the royalty payable under the Nearshore GOR Agreement that is owned by any party or parties other than Andora in 2013 by December 31, 2013, the value of the Nearshore GOR calculated on a pro-rata basis as determined by the purchase price so paid by NAOL and/or Deep Well.

PAYMENT METHOD:	Certified Check.

EFFECTIVE DATE:	Date of Closing of the purchase and sale.

ADJUSTMENTS:	None.

CONDITIONS PRECEDENT TO CLOSING:

- Execution of New JOA by August 16, 2013

- Payment of 2013 Cash Call by September 16, 2013

- Payment of purchase price for SAGD Water Facilities by September 16, 2013

- Concurrent closing of SAGD Water Facilities purchase

CLOSING DELIVERIES:	Conveyance in form and content satisfactory to NAOL, acting reasonably.

CLOSING DATE:	by September 16, 2013.

REPRESENTATATIONS AND WARRANTIES:	Andora has not encumbered or disposed of any interest in the Nearshore GOR

THIS IS SCHEDULE “E” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

SAGD WATER FACILITIES PURCHASE AND SALE
PRINCIPAL TERMS AND CONDITIONS

PURCHASE PRICE:

1.
50% of all costs incurred to date in relation to the SAGD Water Facilities (including but not limited to costs to acquire or drill, regulatory approval, permits, testing and completion and site preparation), it being agreed that:

i.
the maximum historic cost that  Andora shall be entitled to employ in respect of  the water disposal well at 15-21 is $500,000 (on a 100% basis, such that the maximum share allocated to Deep Well and NAOL would be $250,000 for a 50% share); and

ii.
the maximum  historic cost that  Andora shall be entitled to employ in respect of  the water source well at 16-20 is $1,200,000 (on a 100% basis, such that the maximum share allocated to Deep Well and NAOL would be $600,000 for a 50% share);

plus

2.	The assumption of 50% of Andora’s liabilities to pay abandonment costs of the SAGD Water Facilities, and

3.	Agreement by NAOL and Deep Well to participate in the operation set out in the SAGD Water Facilities AFEs and to pay all related cash calls by August 7, 2013.

PAYMENT METHOD:                Certified Check

EFFECTIVE DATE:                      Closing

ADJUSTMENTS:                         None.

CONDITIONS PRECEDENT TO CLOSING:

- Execution of New JOA by August 16, 2013

- Payment of 2013 Cash Call by September 16, 2013

- Payment of cash calls related to SAGD Water Facilities AFEs by September 16, 2013

- Payment of Nearshore GOR Price by September 16, 2013

- Concurrent closing of Nearshore GOR purchase

CLOSING DELIVERIES:              Conveyance in form and content satisfactory to NAOL, acting reasonably.

CLOSING DATE:                          by September 16, 2013.

REPRESENTATIONS AND WARRANTIES:	Andora has not encumbered or disposed of any interest in the SAGD Water Facilities

THIS IS SCHEDULE “F” ATTACHED TO AND FORMING PART OF THE DEMONSTRATION PROJECT JOINT OPERATING AGREEMENT MADE AS OF JULY 30, 2013 AMONG NORTHERN ALBERTA OIL LTD., ANDORA ENERGY CORPORATION AND DEEP WELL OIL & GAS (ALBERTA) LTD.

SAGD WATER FACILITY AFES

1	Operation:	Water Source Well Completion & Workover
	Location:	Andora Sawn Lake 16-20-91-12W5M
	Operator:	Andora Energy Corporation
	Classification of Operation:	Construction Project
	Anticipated Commencement:	September 1, 2013
	Estimated Duration:	15 days
	AFE Cost Estimate (attached)	$432,224
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$216,112
	Northern Alberta Oil Ltd.	40%	172,890	$172,890	16-Sept-13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	43,222	$43,222	16-Sept-13
			$432,224

2	Operation:	Water Disposal Well Completion & Workover
	Location:	Andora Sawn Lake 15-21-91-12W5M
	Operator:	Andora Energy Corporation
	Classification of Operation:	Construction Project
	Anticipated Commencement:	September 15, 2013
	Estimated Duration:	15 days
	AFE Cost Estimate (attached)	$344,046
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$172,023
	Northern Alberta Oil Ltd.	40%	137,618	$137,618	16-Sept-13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	34,405	$34,405	16-Sept-13
			$344,046

3	Operation:	Andora Sawn Lake Pipeline to 7-30-91-12W5M SAGD Facility
	Location:	Connect Water Source Well 16-20-91-12W5M to SAGD Facility
		Connect Water Disposal Well 15-21-91-12W5M to SAGD Facility
		Connect natural gas line from TCPL station to SAGD Facility
	Operator:	Andora Energy Corporation
	Classification of Operation:	Construction Project
	Anticipated Commencement:	August 1, 2013
	Estimated Duration:	60 days
	AFE Cost Estimate (attached)	$1,340,866
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$670,433
	Northern Alberta Oil Ltd.	40%	536,346	$536,346	16-Sept-13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	134,087	$134,087	16-Sept-13
			$1,340,866

	Total SAGD Water Facilities AFEs
	Participants	Working Interest	Net Cost	Cash Call	Due
	Andora Energy Corporation	50%	$1,058,568
	Northern Alberta Oil Ltd.	40%	846,854	$846,854	16-Sept-13
	Deep Well Oil & Gas (Alberta) Ltd.	10%	211,714	$211,714	16-Sept-13
			$2,117,136